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                        TESTA, HURWITZ & THIBEAULT, LLP             EXHIBIT 5.1
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                               ATTORNEYS AT LAW

                       HIGH STREET TOWER, 125 HIGH STREET
OFFICE (617) 248-7000   BOSTON, MASSACHUSETTS 02110-2725    FAX (617) 248-7100


                                              November 18, 1996



Versatility Inc.
11781 Lee Jackson Memorial Highway
Seventh Floor
Fairfax, VA  22033

      Re:   Registration Statement on Form S-1 (No. 333-13771)
            Relating to 2,530,000 Shares of Common Stock
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Ladies and Gentlemen:

      This opinion relates to an aggregate of 2,530,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Versatility Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 9, 1996, as amended by Amendment No. 1 to Form S-1 Registration Statement as filed with the Securities and Exchange Commission on November 19, 1996 (the "Registration Statement").

      The 2,530,000 shares of Common Stock covered by the Registration Statement consist of 2,200,000 shares being sold by the Company and 330,000 shares subject to an over-allotment option granted by the Company and certain securityholders of the Company (the "Selling Stockholders") to the underwriters to be named in the prospectus (the "Prospectus") included in the Registration Statement.

      Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Stockholders have been legally issued and are fully paid and non-assessable and that when the shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."


                                          Very truly yours,


                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP